UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 13, 2008

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard
Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On March 13, 2008, PDL BioPharma, Inc. (“PDL”) completed the sale to Genmab MN, Inc. (formerly known as GMN, Inc.), a wholly owned subsidiary of Genmab A/S (“Genmab”), of PDL’s antibody manufacturing facility located in Brooklyn Park, Minnesota, USA, equipment, rights to leased property and other related assets (the “Facility Sale”) in accordance with the previously announced Asset Purchase Agreement dated as of February 21, 2008 between the parties.  In consideration for the Facility Sale, Genmab paid to PDL $240 million in cash and assumed certain liabilities.

A copy of the joint press release issued by PDL and Genmab announcing the completion of the Facility Sale is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

To the extent required by this Item 9.01(b) of Form 8-K, the pro forma financial statements will be filed by amendment within 71 calendar days after the date this current report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Joint press release issued March 13, 2008 by PDL BioPharma, Inc. and Genmab A/S announcing the completion of the Facility Sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 19, 2008

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer